As filed with Securities and Exchange Commission on January 9, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Home Depot, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-3261426
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

(770) 433-8211

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jack A. VanWoerkom, Esq.

Executive Vice President, General Counsel and Corporate Secretary

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

(770) 433-8211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

L. Briley Brisendine, Esq.

Jonathan M. Gottsegen, Esq.

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339

(770) 433-8211

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☑

If this Form is a post-effective amendment to registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.05 par value	5,000,000	$24.39	$121,950,000	$4,793

(1)	Plus such additional or other number of shares as may be required in the event of a share dividend, reverse share split, split-up, recapitalization or other similar event.

(2)	Pursuant to Rule 457(c) of the Securities Act, the offering price and registration fee are computed on the basis of the average high and low prices of the common stock, as reported by the New York Stock Exchange on January 8, 2009.

PROSPECTUS

The Home Depot, Inc. is pleased to offer you the opportunity to participate in DepotDirect, a convenient and low-cost stock purchase program available for new investors to make an initial investment in our common stock and for existing investors to increase their holdings.

Program highlights include:

•	Purchase our common stock through a convenient, low-cost method

•	Build your investment over time, starting with as little as $500

•	Purchase shares directly through the Internet or by check

•	Arrange to have any dividends automatically reinvested

•	Authorize automatic monthly investments from your checking or savings account

•	Invest up to $250,000 per year

This prospectus relates to 5,000,000 shares of our common stock, par value $.05 per share, to be offered for purchase under DepotDirect.

Our shares of common stock are listed on the New York Stock Exchange under the symbol HD. The last reported sale price of our common stock on January 8, 2009 was $24.39 per share.

Investing in our common stock involves risks. You should read carefully the risk factors described in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-K for the fiscal year ended February 3, 2008, before investing in our common stock.

Please read this prospectus carefully and retain it and any future investment statements for your reference. If you have any questions about DepotDirect, please call our program administrator, Computershare Trust Company, N.A., a wholly-owned subsidiary of Computershare Inc., toll free at 1-800-577-0177, 24 hours a day, seven days a week. Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus does not constitute an offer to sell securities or a solicitation of an offer to buy securities in any jurisdiction where such offer or sale is not permitted. To the extent required by applicable law in certain jurisdictions, shares of our common stock offered through DepotDirect are offered only through a registered broker-dealer in those jurisdictions.

The date of this prospectus is January 9, 2009.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the SEC. Statements contained or incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. If the SEC’s rules and regulations require that a contract or document be filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit for a complete description.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information found on, or otherwise accessible through any website referenced in this prospectus is not incorporated into, and does not form a part of, this prospectus.

In this prospectus, unless otherwise noted or as the context otherwise requires, we refer to The Home Depot, Inc. and its subsidiaries as “we,” “us,” “our,” “our company” or “Home Depot.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

AND RISK FACTORS

Certain statements regarding our future performance are forward-looking statements. Forward-looking statements may relate to, among other things, the demand for our products and services, net sales growth, comparable store sales, impact of cannibalization, store openings and closures, state of the economy, state of the residential construction and housing markets, state of the home improvement market, commodity price inflation and deflation, implementation of store initiatives, continuation of reinvestment plans, net earnings performance, earnings per share, stock-based compensation expense, capital allocation and expenditures, liquidity, the effect of adopting certain accounting standards, return on invested capital, management of our purchasing or customer credit policies, the planned recapitalization of our company, timing of the completion of such recapitalization and the ability to issue debt securities on terms and at rates acceptable to us.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You are cautioned not to place undue reliance on our forward-looking statements. Such statements are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Such risks and uncertainties include but are not limited to: economic conditions in North America and in other countries where we operate; changes in our cost structure; our ability to attract, train and retain highly qualified associates; significant changes to labor laws, including the possible adoption of the Employee Free Choice Act; risks associated with our distribution strategies and planned RDC roll-out; and conditions affecting customer transactions and average ticket, including, but not limited to, improving and streamlining operations and customers’ in-store experience.

Material risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described in Item 1A, “Risk Factors” of our Annual Report on Form 10-K for our fiscal year ended February 3, 2008, as filed with the SEC on April 3, 2008. The risks and uncertainties described in our Form 10-K include the considerable risks associated with the current economic environment and the possible adverse effects on our results of operations and financial condition. Such risks and uncertainties are also described in the Form 10-Q for our fiscal quarter ended November 2, 2008, as filed with the SEC on December 4, 2008.

You should read such risks and uncertainties in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 and our Financial Statements and related notes in Item 8 of our Form 10-K. We note such factors that could cause actual results and outcomes to differ materially from those contained in any forward-looking statements as permitted by the Private Securities Litigation Reform Act of 1995. There also may be other factors that we cannot anticipate or that are not described in this prospectus, generally because we do not perceive them to be material. Such factors could cause results to differ materially from our expectations.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update such statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the SEC. See “Where You Can Find More Information” and “Incorporation of Information We File With The SEC” in this prospectus.

THE COMPANY

The Home Depot, Inc. is the world’s largest home improvement retailer and the second largest retailer in the United States, based on net sales for the fiscal year ended February 3, 2008. As of February 3, 2008, we were operating 2,234 stores, most of which are Home Depot® stores.

The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of November 2, 2008, we had 1,970 Home Depot stores located throughout the United States (including the territories of Puerto Rico, the Virgin Islands and Guam), Canada, China and Mexico. In addition, we have a store format that sells products and services primarily for home decorating and remodeling projects called Expo Design Center. As of November 2, 2008, we were operating 34 Expo Design Center stores, two THD Design Center stores and five Yardbirds stores.

We are a Delaware corporation that was incorporated in 1978. Our principal executive offices are located at 2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339; our telephone number is 770-433-8211. We maintain a website at http://www.homedepot.com. The contents of our website are not a part of this prospectus.

INFORMATION ABOUT DEPOTDIRECT

The following questions and answers explain and constitute DepotDirect.

1.	What is DepotDirect?

DepotDirect is a convenient and low-cost stock purchase program available for new investors to make an initial investment in our common stock and for existing investors to increase their holdings. Participants will have their dividends automatically reinvested. Participants may also elect to make optional cash investments through the program administrator, Computershare Trust Company, N.A.

Participation in DepotDirect is voluntary, and we give no advice regarding your decision to participate. However, if you decide to participate, an enrollment form and reply envelope are enclosed for your convenience. In addition, enrollment forms are also available, and may be completed, online. You can access these services through the shareholder services section of Home Depot’s website at http://ir.homedepot.com/purchase.cfm, or at Computershare’s website, http://www.computershare.com/investor.

2.	What options are available under DepotDirect?

DepotDirect allows participants to:

•	Make initial investments in our common stock;

•	Have their common stock dividends automatically reinvested; and

•	Make additional cash investments in our common stock, including the option to make automatic monthly purchases by authorizing deductions from a designated checking or savings account.

Please refer to Question 8 for details on fees to be paid by participants, Question 9 for additional information regarding dividend payment options and Question 10 for further information regarding the methods of making additional cash investments.

Please retain all transaction statements for your records. The statements contain important tax and other information.

3.	Who is eligible to participate in DepotDirect?

All U.S. citizens are eligible to participate in DepotDirect, whether or not they are currently shareholders of Home Depot.

4.	Can non-U.S. citizens participate in DepotDirect?

Yes. If you are not a U.S. citizen, you can participate in DepotDirect, provided there are no laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of DepotDirect. We reserve the right to terminate the participation of any shareholder if we deem it advisable under any applicable laws or regulations.

5.	How does a Home Depot shareholder enroll in DepotDirect?

If you are already a Home Depot shareholder of record (that is, if you own shares of our common stock that are registered in your name, not your broker’s), you may join DepotDirect by accessing and completing an enrollment form online, calling Computershare directly at 1-800-577-0177 or completing and returning the enclosed enrollment form. See Question 12 for further information regarding online services.

6.	I already own shares of Home Depot common stock, but they are held by my bank or broker and registered in “street name.” How can I participate in DepotDirect?

If your shares of our common stock are registered in the name of a bank, broker or other nominee, you must arrange for that bank, broker or nominee to register at least one share directly in your name in order to be eligible to participate. Once shares are registered in your name, you can enroll in DepotDirect as described in Question 5. Please note that enrollment will only apply to the number of shares registered in your name. Alternatively, you may enroll in the same manner as someone who is not currently a Home Depot shareholder, as described in Question 7.

7.	I am not currently a Home Depot shareholder. How do I enroll in DepotDirect?

If you do not currently own any shares of our common stock and you wish to become a shareholder and a participant in DepotDirect, you may join DepotDirect by using one of the following methods.

Internet

You may enroll in DepotDirect over the Internet by going to http://www.computershare.com/investor and following the instructions provided for opening a Home Depot shareholder account. You will be asked to complete an online enrollment form and to submit an initial investment. To make your initial investment, you may (a) authorize a one-time deduction from your U.S. bank account for at least $500 up to a maximum of $250,000, or (b) establish an automatic monthly deduction from your U.S. bank account for a minimum of $50 for at least 10 consecutive months.

Mail

You may enroll in DepotDirect through the mail by completing the enclosed enrollment form and returning it, along with your initial investment, to the address provided. To make your initial investment, you may: (a) enclose a check for a minimum of $500 up to a maximum of $250,000, made payable to “Computershare – Home Depot”; or (b) authorize an automatic monthly deduction from your U.S. bank account for a minimum of $50 for at least 10 consecutive months (an automatic investment application is provided on the reverse side of the enrollment form).

All money must be in U.S. funds and drawn on a U.S. bank. Cash, money orders, traveler’s checks and third party checks will not be accepted.

Additional enrollment materials can be obtained by calling 1-800-577-0177. Please note that a one-time initial investment fee of $5 will be deducted from your initial investment amount. See Question 8 for a complete summary of the fees associated with DepotDirect.

8.	Are there fees associated with participation?

Yes. Computershare will deduct a service charge for each transaction made for you, whether the transaction is a reinvestment of dividends, a purchase of shares or a sale of shares held through DepotDirect. For subsequent purchases and dividend reinvestments, the service charge is 5% of the amount of your investment, up to a maximum of $2.50 per transaction. In addition, you will be charged your proportionate share of processing fees on each purchase transaction. Such fees include the applicable brokerage commissions Computershare is required to pay. Your share of brokerage commissions on small transactions may be less than usual because Computershare will buy or sell shares in volume for all participants.

If you ask Computershare to sell some or all of your shares of our common stock, you may choose to sell through a market order or batch order sale. For a batch order sale, you will be charged an administrative service charge of $15, plus your share of processing fees that includes the applicable brokerage commissions Computershare is required to pay. Alternately, if you ask Computershare to sell some or all of your shares through a market order sale, you will be charged an administrative service charge of $25, plus your share of processing fees that include the applicable brokerage commissions Computershare is required to pay.

The fees associated with enrollment and participation in DepotDirect are summarized in the table below:

	Costs to the Participant		Processing Fees (including brokerage commissions)
	One Time Fee	Service Charge
Initial Investment Fee for First-Time Investors	$5, deducted directly from the initial investment received	None	$0.05 per share
Subsequent Purchases and Dividend Reinvestments	None	5% of investment, up to a maximum of $2.50	$0.05 per share
Batch Order Sales	None	$15 per transaction	$0.15 per share
Market Order Sales	None	$25 per transaction	$0.15 per share
Insufficient Funds	$25, see Question 17 for more information	None	None

These fees are subject to change at any time upon written notification to you. Any change in fees applies to all transactions in your program account that occur after the effective date of the change.

9.	What are the dividend payment options?

Investors electing to participate in DepotDirect on or after February 1, 2006 will be automatically enrolled in full dividend reinvestment. In full dividend reinvestment, Computershare will apply all of your dividends on Home Depot common stock, less any applicable withholding taxes, toward the purchase of more shares of our common stock.

Computershare will begin to reinvest your dividends automatically on the next dividend payable date after Computershare receives your fully completed enrollment form and initial investment. If your completed enrollment form and initial investment arrive after the record date, reinvestment may not begin until the following dividend.

Investors who were program participants prior to February 1, 2006 will maintain their then current dividend reinvestment option. Program participants that previously elected not to have their dividends automatically reinvested may elect to begin having their dividends automatically reinvested at any time by completing and submitting a new enrollment form online or through the mail, or by contacting Computershare directly at 1-800-577-0177. Program participants whose dividends are currently automatically reinvested may not elect to receive their dividends in cash. If you notify Computershare of your election to automatically reinvest your dividends after the record date, reinvestment may not begin until the following dividend. See Question 26 for further information about changing your dividend reinvestment option.

10.	How do I make an additional investment?

You may make optional cash investments by choosing among the following three options:

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Check Investment. You may make optional cash investments by sending to Computershare, the program administrator, a check for the purchase of additional shares of our common stock. The check must be made payable to “Computershare – Home Depot” drawn on a U.S. bank and payable in U.S. dollars. If you are not in the United States, contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. All checks should be sent to Computershare at the address listed on the tear-off form attached to each statement you receive, or, if making an investment when enrolling, with the enrollment form to the address provided in Question 27. Computershare will not accept cash or third party checks.

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Automatic Investment from a Bank Account. You may elect to have funds automatically withdrawn every month from your checking or savings account at a qualified financial institution. You may elect the automatic cash withdrawal option online at http://www.computershare.com/investor or by completing and returning an automatic debit enrollment form, along with a voided blank check or a checking or savings account deposit slip. Please allow four to six weeks for the first investment to be initiated.

Once initiated, automatic monthly deductions will continue at the level you set until you change your instruction by notifying Computershare. You may change the amount of money or terminate the automatic monthly withdrawal of funds by going to http://www.computershare.com/investor, calling Computershare directly at 1-800-577-0177 or by completing and submitting a new automatic debit enrollment form. To be effective for a particular month, Computershare must receive your request at least seven business days prior to the applicable debit date.

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Online Investments. You may make optional cash investments online through the shareholder services section of Home Depot’s website, http://ir.homedepot.com, or at Computershare’s website, http://www.computershare.com/investor. In order to purchase shares online, you must authorize the withdrawal of funds from your bank account.

See Question 14 for information regarding investment dates.

11.	What are the minimum and maximum amounts for optional cash investments?

In addition to increasing your holdings through the reinvestment of dividends, you may make optional cash investments. Each additional investment must be for a minimum of $50, subject to a maximum of $250,000 per year. Whether participating through the use of a personal check, through the online investment feature or through automatic monthly investments, the $50 minimum and $250,000 annual maximum apply.

If you are not a registered shareholder and are a first-time investor in DepotDirect, your initial investment must be for at least $500 and cannot exceed the $250,000 annual maximum.

For purposes of applying the $250,000 annual maximum, Computershare will combine all investments, including initial and additional optional cash and automatic monthly deductions, but will exclude dividend reinvestments. All optional cash must be payable in U.S. dollars and drawn on a U.S. bank.

12.	What transactions can I conduct through Computershare’s online services?

Computershare offers you a convenient way to invest online, without having to send in any forms or checks by mail. Through Computershare’s online services, you may:

•	Enroll in DepotDirect;

•	Authorize a one-time withdrawal of funds from your U.S. bank account to make your initial investment or to purchase additional shares;

•	Establish automatic monthly investments;

•	Change your dividend reinvestment election;

•	Review your transaction history and position summary;

•	Change or terminate automatic monthly investments;

•	Request certificates;

•	Arrange for online sales of some or all of your shares;

•	Download enrollment and other forms;

•	Update personal information;

•	Receive transaction confirmations via email; and

•	Arrange to receive Home Depot annual reports and other materials over the Internet.

You can access these services through the shareholder services section of Home Depot’s website, http://ir.homedepot.com, or at Computershare’s website, http://www.computershare.com/investor. Participation in DepotDirect through the Internet is entirely voluntary.

If you are currently a Home Depot shareholder, you will need your account number, tax identification number or social security number and password to access your account online.

13.	What is the source of Home Depot common stock purchased through DepotDirect?

Shares are usually purchased in the open market through a registered broker-dealer; however, at Home Depot’s option, newly issued or treasury shares may be purchased directly from Home Depot. Share purchases in the open market may be made on any stock exchange where our common stock is traded or by negotiated transactions on such terms as Computershare may reasonably determine. Neither Home Depot nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by Computershare and no one, other than Computershare, may select the broker or dealer through or from whom purchases are to be made.

14.	When will shares be purchased under DepotDirect?

General. Computershare will attempt to buy our common stock in the open market through a registered broker-dealer at least twice each week, typically each Tuesday and Thursday.

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If you are investing by mail, Computershare must receive your physical check at least two business days prior to an investment date. Optional cash investments not received before the applicable investment date deadline will be applied to purchase shares on the following investment date.

•	If you are investing online, please refer to your confirmation page for the estimated debit and investment date for your one-time deduction.

Computershare will commingle all funds received from participants. If the Tuesday or Thursday is not a day on which the New York Stock Exchange is open, then the investment will occur on the next business day. Once you have placed your order, you may not request a cash refund or otherwise change your order. No interest will be paid on funds pending investment held by Computershare.

Automatic Monthly Withdrawals. If you elect to make monthly investments through automatic withdrawals from your bank account, your bank account will be debited on the 25th of each month. If the 25th of the month is not a business day, then your account will be debited on the next business day. Automatic investment funds will be held by Computershare for two business days before being invested on the first investment date thereafter. For example, assuming that each day in this example is business day, if the debit date is a Friday, then your investment date would be on Tuesday, the 29th.

Dividend Reinvestments. Computershare will combine the dividend funds of all program participants whose dividends are automatically reinvested and will generally invest such dividend funds on the dividend payment date (and any succeeding trading days necessary to complete the order). If the dividend payment date falls on a day the New York Stock Exchange is not open, then the investment will occur on the next business day. In addition, if the dividend is payable on a day that cash is to be invested, dividend funds may be commingled with any pending cash investments and a combined order may be executed.

15.	At what price will shares be purchased?

If shares are acquired in the open market, the purchase price will be the weighted average price per share for all shares purchased under DepotDirect for a given investment, whether purchased with optional cash investments, dividends or both. In some instances, filling a purchase order may require the execution of multiple trades in the market and may take more than one trading day to complete.

If shares are acquired directly from Home Depot, the purchase price will be the average of the high and low prices of our common stock on a given investment date based on the New York Stock Exchange Composite Transaction Listing.

16.	Will fractional shares be purchased?

If any dividend or optional cash investment is not sufficient to purchase a whole share of Home Depot common stock, a fractional share equivalent will be credited to your account. Dividends will be paid on the fraction and will be reinvested or paid in cash in accordance with your standing instructions.

17.	How are payments with “insufficient funds” handled?

In the event that any check or other deposit is returned unpaid for any reason or your predesignated bank account does not have sufficient funds for an automatic debit, Computershare will consider the request for investment of that purchase null and void. Computershare will immediately remove from your account any shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Computershare may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $25 charge for any check or other deposit that is returned unpaid by your bank. This fee will be collected by Computershare through the sale of the number of shares from your DepotDirect account necessary to satisfy the fee.

18.	Will interest be paid on DepotDirect accounts?

No. Interest will not be paid on amounts held by Computershare pending investment.

19.	Who will hold the additional shares purchased through DepotDirect?

Shares purchased through DepotDirect are held in safekeeping in book-entry form on Computershare’s records. The number of shares (including fractional interests) held for each participant will be shown on each account statement. Keeping shares in book-entry form protects against certificate loss, theft and destruction.

20.	How may I receive a stock certificate?

You may obtain a certificate (at no cost) for some or all of your whole shares at any time by requesting Computershare to withdraw shares from your DepotDirect account. You may make such a request by going to http://www.computershare.com/investor, calling Computershare directly at 1-800-577-0177 or by using the tear-off form attached to the account statement.

Certificates are normally issued to participants within five business days after receipt of the request. Issuing a certificate for shares held in your DepotDirect account does not affect the automatic reinvestment of your dividends unless you withdraw all of the shares held in your account. Please refer to Question 26 for instructions on closing your account. No certificates will be issued for fractional shares of common stock; instead, the then current market value of any fractional share sold, less any processing fee, will be paid in cash.

21.	How do I replace a lost, stolen or destroyed stock certificate?

If your stock certificate is lost, stolen or destroyed, you should notify Computershare immediately so that a stop transfer can be placed on the certificate. You should provide as much specific information about the certificate in question as possible in order to assist Computershare in identifying which certificate to place a stop against (e.g., certificate number, number of shares, date issued, etc.). Computershare will send you the forms necessary for issuing a replacement certificate. Please note that there is a premium of approximately 3% of the market value of the shares (minimum of $20.00) charged to purchase the replacement indemnity bond.

22.	May I add my certificate shares of Home Depot common stock to my program account for safekeeping?

At the time of enrollment in DepotDirect or at any later time, you may use DepotDirect’s share certificate safekeeping service to deposit with Computershare any of our common stock certificates in your possession and registered in your name. To combine shares held in certificate form with shares held through your DepotDirect account, you must complete the tear-off section of the account statement and submit it, or a letter of instruction, with your certificates to Computershare at the address provided in Question 27. You should not sign the certificate(s) or complete the assignment section. There is no charge for this service. Because you bear the risk of loss in transit, you should send your stock certificates by registered mail, return receipt requested and insured for 3% of the market value, or by some other form of traceable delivery.

Shares held through your DepotDirect account will be protected against certificate loss, theft and damage.

23.	How may I sell shares I hold through DepotDirect?

You can sell some or all of the shares held in your DepotDirect account by contacting Computershare. You have two choices when making a sale, depending on how you submit your sale request, as follows:

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Market Order: You have the ability to sell your shares by market order. A market order is a request to sell shares promptly at the current market price. Market order sales are only available at http://www.computershare.com/investor through Investor Centre or by calling Computershare directly at 1-800-577-0177. Market order sale requests received at http://www.computershare.com through Investor Centre or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next day the market is open. The price shall be the market price of the sale obtained by Computershare’s broker, less a service charge of $25 and applicable processing fees.

•

Batch Order: A batch order is an accumulation of all sales requests for a security submitted together as a collective request. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by Computershare will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. Batch order sales are available through Investor Centre at http://www.computershare.com/investor by calling Computershare directly at 1-800-577-0177 or in writing. All sales requests received in writing will be submitted as batch order sales. Computershare will cause your shares to be sold on the open market within five business days of receipt of your request. To maximize cost savings for batch order sale requests, Computershare will seek to sell shares in round lot transactions. For this purpose Computershare may combine each selling program participant’s shares with those of other selling program participants. In every case of a batch order sale, the price to each selling program participant shall be the weighted average sale price obtained by Computershare’s broker for each aggregate order placed by Computershare and executed by the broker, less a service charge of $15 and applicable processing fees. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled.

If the dollar value of the sale is expected to be equal to or less than $100,000, you may contact Computershare online at http://www.computershare.com/investor or you may call Computershare directly at 1-800-577-0177. If the dollar value of the sale is expected to exceed $100,000, you must submit your request in writing to Computershare. You can do this by completing and submitting the tear-off portion of the account statement.

Computershare reserves the right to decline to process a sale if it determines, in its sole discretion, that supporting legal documentation is required. In addition, no one will have any authority or power to direct the time or price at which shares for DepotDirect are sold and no one, other than Computershare, will select the broker(s) or dealer(s) through or from whom sales are to be made.

You should be aware that the price of our common stock may rise or fall during the period between a request for sale, its receipt by Computershare and the ultimate sale on the open market. Instructions sent to Computershare to sell shares are binding and may not be rescinded. If you prefer to have complete control as to the exact timing and sales prices, you can transfer the shares to a broker.

24.	Can I transfer shares that I hold in DepotDirect to someone else?

Yes. You may transfer ownership of some or all of your shares held through DepotDirect. You may call Computershare at 1-800-577-0177 for complete transfer instructions or go to http://www.computershare.com/investor to download the appropriate materials. You will be asked to send Computershare written transfer instructions and your signature must be “Medallion Guaranteed” by a financial institution. Most banks and brokers participate in the Medallion Guarantee Program. The Medallion Guarantee Program ensures that the individual signing is in fact the owner of the shares to be transferred. A notary is not sufficient.

You may transfer shares to new or existing Home Depot shareholders. However, a new DepotDirect account will not be opened for a transferee as a result of a transfer of less than one full share.

25.	How can I request a change of address or update other personal data?

It is important that our records contain your most up-to-date personal data. If you need to request a change of address or update other personal data, please call Computershare at 1-800-577-0177 or write to them at the address provided in Question 27. You can also update your personal data through Computershare’s online services at http://www.computershare.com/investor.

26.	How may I modify or close my DepotDirect account?

•	Changing your reinvestment option to “Reinvest All Your Dividends.”

Program participants who previously elected not to reinvest their dividends may elect to begin reinvestment at any time. Such requests can be made online, over the telephone or in writing. By changing your option, Computershare will apply all of your dividends toward the purchase of more shares of Home Depot common stock. In order to be effective for a particular dividend, Computershare must receive your request on or prior to the record date associated with such dividend. If your request is received after the record date, your dividend will not be reinvested. Instead, you will either receive your dividend by check or by a direct deposit into your bank account consistent with your previous election. Your election to fully reinvest your dividend will be effective for each dividend subsequently declared. Record dates are usually 10 business days prior to dividend payment dates.

•	Closing your DepotDirect account.

You may close your DepotDirect account by:

(a)	Requesting Computershare to move your whole shares in book-entry form into the Direct Registration System, or DRS. The DRS allows you to maintain your whole shares in book-entry form on the records of Home Depot. Shares held in book-entry have all the traditional rights and privileges as shares held in certificate form. If you move all of your shares into DRS, no fractional shares will be moved into DRS. Instead, a check will be issued for the then current market value of any fractional share, less any applicable processing fees.

(b)	Requesting Computershare to issue a stock certificate for all of your whole shares and a check for the value of any fractional share.

(c)	Requesting Computershare to sell the shares held in your program account on the open market through a batch order sale or a market order sale and remit you a check for the proceeds for all full and fractional shares, less a service charge of $15 or $25 respectively, and applicable processing fees. See Question 23 for additional information on sales.

In order to be effective for a particular dividend, Computershare must receive a request to close your DepotDirect account at least five business days prior to the dividend payment date.

27.	Who administers DepotDirect? How do I contact them?

Computershare is the program administrator. Computershare directs the purchase of our common stock acquired under DepotDirect, holds such shares of common stock, keeps records, sends statements of account activity to participants and performs other related duties.

You may contact Computershare by:

•	Internet: http://www.computershare.com/investor

•	Telephone: 1-800-577-0177

•	Mail: DepotDirect c/o Computershare

     P.O. Box 43078

     Providence, RI 02940-3078

Customer service representatives are available between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time, Monday through Friday.

28.	What reports will I receive?

Easy-to-read statements of your calendar year-to-date account activity will be sent to you promptly after the settlement of each transaction, which will simplify your record keeping. Each statement will show the amount invested, the purchase or sale price, the number of shares purchased or sold and the applicable service charges, as well as any activity associated with share deposits, transfers or withdrawals. For market order sales, the time of the sale will be provided. These statements are a record of your program account activity and identify your cumulative share position. Please notify Computershare promptly if your address changes.

In addition, you will receive copies of the same communications sent to all other holders of Home Depot common stock, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required. If you prefer, you may consent to receive Home Depot materials electronically over the Internet. Instead of receiving materials by mail, you will receive an electronic notice to the e-mail address of record, notifying you of the availability of Home Depot materials and instructing you on how to view and act on them. In addition, you can review your current account status, program options and transaction history online at any time at http://www.computershare.com/investor.

Please retain all transaction statements for tax purposes as there may be a fee for reconstructing past history.

29.	What if Home Depot issues a stock dividend or declares a stock split or rights offering?

Any stock dividends or split shares of common stock distributed by Home Depot to you will be based on both the shares of common stock registered in your name in certificate form and the shares (whole and fractional) credited to your program account. Such stock dividend or stock split shares will be added to your DepotDirect account in book-entry form. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction. In the event of a rights offering, you will receive rights based upon the total number of whole shares you own, whether the shares are held in the form of a physical certificate or held in a DepotDirect account.

30.	How do I vote my DepotDirect shares at shareholders’ meetings?

In connection with any meeting of Home Depot shareholders, you will receive proxy materials either online or by mail based on your preference. Such materials will include a proxy card representing both the shares for which you hold physical certificates and the shares held in your DepotDirect account. Those shares will only be voted as you indicate on your executed proxy whether submitted by telephone, online or through the mail. Fractional shares will be voted. If you sign and return the proxy card and no voting instructions are given with respect to any item on the proxy card, all of your shares will be voted in accordance with the recommendations of Home Depot’s management. This is the same procedure that is followed for all other shareholders who return signed proxy cards and do not provide instructions. If you do not return the proxy card, or if you do not sign it, none of your shares will be voted.

As an alternative to returning your proxy card, you may also vote all of your shares in person at the shareholders’ meeting.

31.	Can DepotDirect be changed?

Home Depot and Computershare may suspend, modify or terminate DepotDirect at any time. All participants will receive notice of any such suspension, modification or termination. Amendments may include an appointment by Home Depot of a successor program administrator, who will have full power and authority to deliver services pursuant to DepotDirect or any separate, replacement service program. If DepotDirect is terminated, whole shares will continue to be held in book-entry form in your program account or distributed in certificate form at the sole discretion of Home Depot. A cash payment will be made for any fraction of a share.

Computershare also may terminate your DepotDirect account if you do not own at least one whole share. In the event your DepotDirect account is terminated for this reason, a check for the cash value of the fractional share will be sent to you and your account will be closed.

32.	What are the responsibilities of Home Depot and Computershare under DepotDirect?

Neither Home Depot nor Computershare will be liable for any act or omission to act, which was done in good faith, including any claim of liability (1) arising out of the failure to cease reinvestment of dividends for a participant’s account upon the participant’s death prior to receipt of notice in writing of the death along with a request to cease dividend reinvestment participation from a qualified representative of the deceased, or (2) with respect to the prices or times at which shares are purchased or sold for you. Computershare will have no liability for failed executions due to reasons beyond Computershare’s control.

You should recognize that neither Home Depot nor Computershare can assure you of a profit or protect you against a loss on shares purchased through DepotDirect. You must make independent investment and participation decisions based on your own judgment and research as you alone bear the risk of fluctuations in the market value of Home Depot common stock. You bear the risk of loss in value and you enjoy the benefits of gains from market price changes with respect to all of your shares of our common stock.

Although we currently contemplate the continuation of quarterly dividends, the payment of dividends is subject to the discretion of our Board of Directors and will depend upon future earnings, the financial condition of our company and other factors. Additionally, dividends may increase and decrease.

33.	What are the federal income tax consequences of participating in DepotDirect?

Participants in DepotDirect are advised to consult their own tax advisors with respect to the tax consequences of participation in DepotDirect (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

Cash dividends reinvested under DepotDirect will be taxable for U.S. federal income tax purposes as having been received by you even though you have not actually received them in cash. The total amount of dividends paid to you during the year, whether or not they are reinvested, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each year.

You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your DepotDirect account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in DepotDirect. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares. Your tax basis will generally equal the amount you paid for the shares (i.e., the optional cash investment and/or cash dividend plus any service charges and processing fees paid by you). In order to determine the tax basis for shares in your account, you should retain all account transaction statements.

Program participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in DepotDirect. Where applicable, this withholding tax generally is imposed at the rate of 30%, but this rate may be reduced by treaty between the U.S. and the country in which the participant resides. Any amount withheld will reduce the amount of dividends that will be reinvested on your behalf.

Dividends paid on shares, and the proceeds of any sale of shares, in DepotDirect accounts may be subject to the “backup withholding” provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then Computershare must withhold 28% (or the current backup withholding rate) from the amount of dividends, the proceeds of the sale of a fractional share and the proceeds of any sale of whole shares. In the event that you are subject to backup withholding, the amount of dividends that will be reinvested on your behalf will be reduced by the amount of such backup withholding.

PLAN OF DISTRIBUTION

Except to the extent Computershare purchases common stock in open market transactions, Home Depot common stock acquired under DepotDirect will be sold directly by us through the plan. We may sell common stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. Such shares, including shares acquired pursuant to waivers granted with respect to DepotDirect, may be resold in market transactions (including coverage of short positions) on any national security exchange on which shares of common stock trade or in privately negotiated transactions. Our common stock is currently listed on the New York Stock Exchange.

Under certain circumstances, it is expected that a portion of the shares of common stock available for issuance under DepotDirect will be issued pursuant to such waivers. The difference between the price such owners pay to us for shares of common stock acquired under DepotDirect and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by such owners in connection with such transactions.

There are certain service charges associated with participation in DepotDirect. Please see Question 8 under the heading “Information About DepotDirect” of this prospectus for further information.

Our common stock may not be available under DepotDirect in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any jurisdiction where such offer or sale is not permitted.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and may also be accessed through our website at http://ir.homedepot.com. You may also read and copy any reports, statements or documents we file with the SEC at the SEC’s Public Reference Room at: 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room at the address listed above. Please call 1-800-SEC-0330 for further information on the operations of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus constitutes part of a registration statement on Form S-3 filed by Home Depot under the Securities Act of 1933. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC will automatically update and supersede the information in this prospectus and any information that was previously incorporated.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

(1)	our Annual Report on Form 10-K for the year ended February 3, 2008, filed April 3, 2008;

(2)	our Quarterly Report on Form 10-Q for the quarter ended May 4, 2008, filed June 4, 2008;

(3)	our Quarterly Report on Form 10-Q for the quarter ended August 3, 2008, filed September 4, 2008;

(4)	our Quarterly Report on Form 10-Q for the quarter ended November 2, 2008, filed December 4, 2008;

(5)	our Current Reports on Form 8-K, filed March 3, 2008, May 28, 2008, August 22, 2008, August 25, 2008 (as amended by Form 8-K/A filed September 2, 2008) and November 21, 2008; and

(6)	the section entitled “Description of Common Stock” in our Form 8-A, filed August 24, 1981.

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus:

•	reports filed under Section 13(a) and (c) of the Exchange Act;

•	definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders’ meeting; and

•	any reports filed under Section 15(d) of the Exchange Act.

Any statement herein or in a document incorporated or deemed to be incorporated in this prospectus by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document that also is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the filings incorporated by reference in this document through us, or from the SEC through the SEC’s website or at the addresses listed above. Documents incorporated by reference are available from us without charge, including any exhibits specifically incorporated by reference into those documents. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

The Home Depot, Inc.

2455 Paces Ferry Road, N.W.

Atlanta, Georgia 30339-4024

Attention: Investor Relations

Telephone: 770-384-4388

USE OF PROCEEDS

To the extent that Computershare purchases newly issued common stock (authorized but previously unissued common stock or treasury common stock), rather than common stock in the open market, we will receive the proceeds. We will not receive any proceeds from shares of our common stock purchased in the open market. Any proceeds received by us from any sales of newly issued common stock sold through DepotDirect will be used for general corporate purposes. We have no basis for estimating either the number of common shares that will be sold through DepotDirect or the prices at which such common stock will be sold.

LEGAL OPINIONS

Jonathan M. Gottsegen, Assistant Secretary and Senior Counsel, Corporate and Securities Practice Group of The Home Depot, Inc. will pass on the validity of the common stock we are offering by this prospectus.

EXPERTS

The consolidated financial statements of The Home Depot, Inc. as of February 3, 2008 and January 28, 2007, and for each of the years in the three-year period ended February 3, 2008, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of February 3, 2008 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

KPMG’s report with respect to the consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, as of January 29, 2007, the beginning of the fiscal year ended February 3, 2008, and the adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, as of January 30, 2006, the beginning of the fiscal year ended January 28, 2007.

The Home Depot, Inc.

5,000,000 Shares

Common Stock

PROSPECTUS

January 9, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the approximate amount of fees and expenses payable by the Registrant in connection with the issuance and distribution of the securities registered hereby. All of the amounts shown are estimates except the SEC registration fee.

SEC registration fee	$4,793
Accountant’s Fees and Expenses	7,500
Legal Fees and Expenses	3,500
Miscellaneous	—

Total	$15,793

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the Registrant’s Restated Certificate of Incorporation, the Registrant’s Restated By-Laws and the section of the Delaware General Corporation Law referred to below.

Article Ninth of the Registrant’s Restated Certificate of Incorporation provides that no director of the Registrant shall be liable to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

Article V of the Registrant’s Restated By-Laws provides that each former, present or future director, officer, employee or agent of the Registrant, and each person who may serve at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Registrant in all events to the fullest extent and in the manner permitted by the laws of the State of Delaware then in effect.

Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends to the defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

In addition, the Registrant maintains officers’ and directors’ liability insurance for the benefit of its officers and directors.

Item 16.	Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S–3.

Exhibit Number	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of The Home Depot, Inc. [Form 10-Q for the fiscal quarter ended August 4, 2002, Exhibit 3.1]

4.2	By-Laws of The Home Depot, Inc. (As Amended and Restated Effective November 20, 2008) [Form 8-K filed on November 21, 2008, Exhibit 3.1]

5.1	Opinion of Jonathan M. Gottsegen, Assistant Secretary and Senior Counsel, Corporate and Securities Practice Group of The Home Depot, Inc.

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Jonathan M. Gottsegen, Assistant Secretary and Senior Counsel, Corporate and Securities Practice Group of The Home Depot, Inc. (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages hereto)

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on January 8, 2009.

THE HOME DEPOT, INC.

By:	/s/ Jack A. VanWoerkom
Name:	Jack A. VanWoerkom
Title:	Executive Vice President, General Counsel & Corporate Secretary

Each person whose signature appears below hereby authorizes and appoints Francis S. Blake and Jack A. VanWoerkom, and either of them, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Francis S. Blake Francis S. Blake	Chairman & Chief Executive Officer (Principal Executive Officer)	January 8, 2009

/s/ Carol B. Tomé Carol B. Tomé	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 8, 2009

/s/ F. Duane Ackerman F. Duane Ackerman	Director	January 8, 2009

/s/ David H. Batchelder David H. Batchelder	Director	January 8, 2009

/s/ Ari Bousbib Ari Bousbib	Director	January 8, 2009

/s/ Gregory D. Brenneman Gregory D. Brenneman	Director	January 8, 2009

/s/ Albert P. Carey Albert P. Carey	Director	December 18, 2008

/s/ Armando Codina Armando Codina	Director	January 8, 2009

/s/ Brian C. Cornell Brian C. Cornell	Director	January 8, 2009

/s/ Bonnie G. Hill Bonnie G. Hill	Director	January 8, 2009

/s/ Karen L. Katen Karen L. Katen	Director	January 8, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of The Home Depot, Inc. [Form 10-Q for the fiscal quarter ended August 4, 2002, Exhibit 3.1]

4.2	By-Laws of The Home Depot, Inc. (As Amended and Restated Effective November 20, 2008) [Form 8-K filed on November 21, 2008, Exhibit 3.1]

5.1	Opinion of Jonathan M. Gottsegen, Assistant Secretary and Senior Counsel, Corporate and Securities Practice Group of The Home Depot, Inc.

23.1	Consent of KPMG LLP, independent registered public accounting firm

23.2	Consent of Jonathan M. Gottsegen, Assistant Secretary and Senior Counsel, Corporate and Securities Practice Group of The Home Depot, Inc. (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages hereto)